SCHEDULE 14A
                                 (Rule 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION


          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               GALEY & LORD, INC.
                (Name of Registrant as Specified in its Charter)

-------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies: N/A

     (2)  Aggregate number of securities to which transaction applies: N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

     (4)  Proposed maximum aggregate value of transaction: N/A

     (5)  Total fee paid: $0

( )  Fee paid previously with preliminary materials: N/A

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               GALEY & LORD, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 10, 1998

       TO THE STOCKHOLDERS OF
         GALEY & LORD, INC.:

            NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Galey & Lord, Inc., a Delaware corporation (the "Company"), will be held at Club 101, 101 Park Avenue, New York, New York 10178, on Tuesday, February 10, 1998 at 10:30 A.M., Local Time, to consider and act upon the following:

                 1. To elect eight directors of the Company to serve as
                    the Board of Directors until the next annual meeting of stockholders and until their successors have been duly elected and qualified;

                 2. To ratify the selection of Ernst & Young LLP as
                    independent auditors of the Company for the 1998 fiscal year; and

                 3. To consider and act upon such other matters as may
                    properly come before the Meeting or any adjournment thereof.

            Only stockholders of record of the Company's Common Stock at the close of business on December 22, 1997 shall be entitled to receive notice of, and to vote at, the Meeting, and at any adjournment or adjournments thereof. A list of the stockholders of the Company as of the close of business on December 22, 1997 will be available for inspection during business hours for ten days prior to the Meeting at the Company's principal executive offices located at 980 Avenue of the Americas, New York, New York 10018. A Proxy and a Proxy Statement for the Meeting are enclosed herewith.

            All stockholders are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Meeting. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your Proxy and vote your shares in person.

                                          By Order of the Board of
                                          Directors

                                          /s/ Michael R. Harmon
                                          MICHAEL R. HARMON
                                          SECRETARY

       Dated: January 9, 1998

                                   IMPORTANT

          THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                               GALEY & LORD, INC.
                           980 Avenue of the Americas
                            New York, New York 10018

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 10, 1998

                                    GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Galey & Lord, Inc., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders (the "Meeting") of the Company which will be held at Club 101, 101 Park Avenue, New York, New York 10178, on Tuesday, February 10, 1998 at 10:30 A.M., Local Time, and any adjournment or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.

     The principal executive offices of the Company are located at 980 Avenue of the Americas, New York, New York 10018. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to stockholders is January 9, 1998.

     A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted (i) FOR the election as directors of persons who have been nominated by the Board of Directors, (ii) FOR the ratification of the selection of Ernst & Young LLP as independent auditors to audit and report upon the consolidated financial statements of the Company for the 1998 fiscal year, and
(iii) in accordance with the judgment of the person or persons voting the proxies on any other matter that may be properly brought before the Meeting. Each such Proxy granted may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Meeting, or by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy.

                               VOTING SECURITIES

     Stockholders of record as of the close of business on December 22, 1997 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date there were outstanding 11,664,490 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), which figure does not include an additional 389,204 treasury shares held by the Company. There was no other class of voting securities outstanding at the Record Date. Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     At the Meeting, eight directors are to be elected to serve until the next annual meeting of stockholders and until their successors shall be duly elected and shall qualify. Unless otherwise specified, all proxies received will be voted in favor of the election of the eight nominees of the Board of Directors named below as directors of the Company. All of the eight nominees are presently directors of the Company. The term of the current directors expires at the Meeting. Should any of the nominees not remain a candidate for election at the date of the Meeting (which contingency is not now contemplated or foreseen by the Board of Directors), proxies solicited thereunder will be voted in favor of those nominees who do remain candidates and may be voted for substitute nominees selected by the Board of Directors.

     Assuming a quorum is present, a vote of a majority of the votes cast at the Meeting, in person or by proxy, is required to elect each of the nominees as a director. Abstentions and broker non-votes are not counted as votes cast.

     The following table sets forth the names of the nominees, their ages, and their current positions with the Company:

       NAME            AGE              TITLE
-------------------    ---     -----------------------
Arthur C. Wiener       60      Chairman of the Board,
                                 President and Chief
                                  Executive Officer
Lee Abraham            70             Director
Paul G. Gillease       65             Director
William deR. Holt      69             Director
Howard S. Jacobs       54             Director
William M.R. Mapel     66             Director
Stephen C. Sherrill    44             Director
David F. Thomas        48             Director

     Mr. Wiener has been Chairman of the Board of the Company since February 1992 and President and Chief Executive Officer of the Company since February 1988. He was Group Vice President of Burlington Industries, Inc. ("Burlington") and President of Burlington's Blended Division, the Company's predecessor, from October 1984 to February 1988. Mr. Wiener was President of the Apparel Fabrics Marketing Division of Dan River Inc., a textile manufacturer, from 1975 to October 1984. He was employed by the Menswear Division of Burlington in various capacities from 1966 to October 1975, including as President from 1973 to October 1975.

     Mr. Abraham has been a director of the Company since February 1993. Mr. Abraham served as Chairman and Chief Executive Officer of Associated Merchandising Corporation, a retail merchandising and sourcing company, from 1977 until his retirement in January 1993. Mr. Abraham is a director of Liz Claiborne, Inc., a sportswear apparel company; Salomon Smith Barney Income & Equity Funds, a registered investment company; R.G. Barry Corporation, a manufacturer of slippers; and Signet Group, plc, an owner and operator of retail jewelry stores in the United States and the United Kingdom.

     Mr. Gillease has been a director of the Company since November 1993. He has been a consultant for Guilford Mills, Inc., a manufacturer of knitted textiles, since November 1993. Mr. Gillease was employed by E.I. Du Pont de Nemours & Company Incorporated in various executive capacities from 1961 to his retirement in October 1993, including most recently as Vice President and General Manager responsible for textile fiber operations from October 1990 to October 1993. Mr. Gillease is a director of Pillowtex, Inc., a home furnishings manufacturer, and Guilford Mills, Inc.

     Mr. Holt has been a director of the Company since April 1988. He was employed for 37 years by Burlington in various capacities, including most recently as a Group Vice President until his retirement in March 1988.

     Mr. Jacobs has been a director of the Company since February 1989. He has been a member of the law firm of Rosenman & Colin LLP, New York, New York, counsel to the Company, since March 1994. For more than five years prior to March 1994, Mr. Jacobs was a member of two other law firms located in New York City, each of which was former counsel to the Company.

     Mr. Mapel has been a director of the Company since February 1989. Mr. Mapel was employed by Citibank, N.A. in various executive capacities from 1969 to his retirement in October 1988, including most recently as a Senior

Vice President and Chairman of the Policy Committee of the North American Finance Group from 1986 to September 1988. He has been the Chairman of the Board of Mercantile & General Reinsurance Company of America, a reinsurance company, and a director of Mercantile & General Life Reassurance Company of America, a reinsurance company, since 1982. Mr. Mapel is a director of NSC Corporation, an environmental service company; Brundage, Story & Rose Investment Trust, a registered investment company; Churchill Capital Partners, a registered investment company; and USLIFE Income Fund, Inc., a closed-end mutual fund.

     Mr. Sherrill has been a director of the Company since May 1993. Mr. Sherrill was formerly a director of the Company from February 1988 to February 1992. Mr. Sherrill has been a principal of Bruckman, Rosser, Sherrill & Co., Inc., a private equity investment firm, since February 1995. For more than five years prior to February 1995, Mr. Sherrill was a Managing Director or Vice President of Citicorp Venture Capital, Ltd. ("CVC"), a venture capital and leveraged buyout company which is a subsidiary of Citibank N.A. Mr. Sherrill is a director of Jitney Jungle Stores of America Inc., a regional chain of grocery stores; Windy Hill Pet Food Company, Inc., a manufacturer of pet food products; and B&G Foods Inc., a manufacturer, marketer and distributer of food products.

     Mr. Thomas has been a director of the Company since March 1996. Mr. Thomas has been a Managing Director of CVC for more than five years and has been the President of 399 Venture Partners, Inc., a venture capital and leveraged buyout company which is a subsidiary of Citibank N.A. and an affiliate of CVC, since December 1994. Mr. Thomas is a director of Furnishings International Inc., a manufacturer of residential furniture and decorative home furnishings fabrics.

     There were six meetings of the Board of Directors of the Company during the last fiscal year and action was taken by the directors by unanimous written consent in lieu of a meeting on one occasion during the last fiscal year. All directors attended 75% or more of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which he served, except for Mr. Sherrill. The Board of Directors has designated from among its members an Audit Committee, which consists of Messrs. Jacobs, Mapel and Thomas. The Audit Committee, which reviews the Company's financial and accounting practices and controls, held two meetings during the 1997 fiscal year. The Company has a Compensation Committee of the Board of Directors, which reviews the compensation of the Company's executive officers. The Compensation Committee consists of Messrs. Abraham, Gillease and Holt. The Compensation Committee held five meetings during the 1997 fiscal year. The Company does not have a standing nominating committee. There are no family relationships between any of the directors or executive officers of the Company.

     In May 1992, the Company, CVC and Mr. Wiener entered into an agreement, under which, if requested by CVC, the Company will use its best efforts to cause a designee of CVC to be nominated as a director of the Company. Mr. Wiener has agreed to vote all shares owned by him in favor of CVC's designee. Such agreement will terminate on the earlier of its tenth anniversary or the date on which CVC beneficially owns fewer than 20% of the outstanding shares of Common Stock and nonvoting common stock of the Company. Pursuant to the agreement, CVC also has the right to appoint an observer who will be permitted to attend all meetings of the Board of Directors and its committees. Mr. Thomas is serving as the designee of CVC under such agreement and Mr. Wiener will vote all shares of Common Stock owned by him for the election of Mr. Thomas as a director.

EXECUTIVE OFFICERS

     Set forth below is certain information regarding the executive officers of the Company:

       NAME            AGE                                     CURRENT POSITION
------------------     ---   ------------------------------------------------------------------------------------

Arthur C. Wiener       60    Chairman of the Board, President and Chief Executive Officer

Robert McCormack       48    Executive Vice President and President -- Woven Division, Apparel Marketing Group

Charles A. Blalock     50    Executive Vice President of Manufacturing

Michael R. Harmon      50    Executive Vice President, Chief Financial Officer, Treasurer and Secretary

     Officers serve at the discretion of the Board of Directors.

     Information regarding Mr. Wiener is included herein in the section entitled "PROPOSAL 1 -- ELECTION OF DIRECTORS."

     Mr. McCormack has been Executive Vice President of the Company since May 1992 and President of the Apparel Marketing Group of the Company's Woven Division since April 1994. Mr. McCormack was Executive Vice President of the Apparel Marketing Group of the Company's Woven Division from February 1988 to April 1994. He was employed by Burlington as a merchandise manager from April 1986 to February 1988 and as a sales manager for finished goods from January 1985 to April 1986.

     Mr. Blalock has been Executive Vice President of Manufacturing of the Company since March 1990. He was Plant Manager of the Company's dyeing and finishing plant located in Society Hill, South Carolina from February 1988 to March 1990. Mr. Blalock was employed by Burlington in various line and staff positions from September 1972 to February 1988, including most recently as Plant Manager of the dyeing and finishing plant located in Society Hill from February 1987 to February 1988.

     Mr. Harmon has been Executive Vice President and Chief Financial Officer of the Company since March 1991 and Secretary and Treasurer of the Company since February 1988. He was Vice President of Finance of the Company from February 1988 to March 1991. Mr. Harmon was employed by Burlington in various accounting and financial capacities from May 1970 to February 1988, most recently as Administrative Vice President and Controller from November 1987 to February 1988.

                               SECURITY OWNERSHIP

     The following table sets forth certain information as of December 22, 1997 regarding the ownership of Common Stock of the Company by (i) each person who is known to the management of the Company to have been the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table contained herein, and (iv) all directors and executive officers of the Company as a group.

                 NAME AND ADDRESS OF                              POSITION WITH               AMOUNT AND NATURE OF       % OF
                   BENEFICIAL OWNER                                THE COMPANY                BENEFICIAL OWNERSHIP       CLASS
                ----------------------                   -------------------------------      --------------------       -----
Citicorp Venture Capital, Ltd.                                        None                           4,629,500(1)        39.7 %
399 Park Avenue
New York, New York 10043

FMR Corp.                                                             None                           1,284,100(2)        11.0 %
82 Devonshire Street
Boston, Massachusetts 02109

Dimensional Fund Advisors, Inc.                                       None                             647,000(3)         5.5 %
1099 Ocean Avenue, 11th Floor
Santa Monica, California 90401

Arthur C. Wiener                                             Chairman of the Board,                    976,700(4)(5)      8.1 %
980 Avenue of the Americas                                     President and Chief
New York, New York 10018                                        Executive Officer

Lee Abraham                                                         Director                             9,900(5)(6)        *
106 Barnes Road
Stamford, Connecticut 06902

Paul G. Gillease                                                    Director                            10,749(5)(6)(7)     *
15 McMullen Farm Lane
West Chester, Pennsylvania 19382

William deR. Holt                                                   Director                            20,400(5)(6)        *
206 Meadowbrook Terrace
Greensboro, North Carolina 27408

Howard S. Jacobs                                                    Director                            22,400(5)(6)        *
575 Madison Avenue
New York, New York 10022

William M. R. Mapel                                                 Director                            22,930(5)(6)        *
18 Stephanie Lane
Darien, Connecticut 06820

Stephen C. Sherrill                                                 Director                           174,504(5)(6)      1.5 %
126 East 56th Street
New York, New York 10022

David F. Thomas                                                     Director                            52,208(5)           *
399 Park Avenue
New York, New York 10043

Charles A. Blalock                                          Executive Vice President                    68,925(8)           *
7736 McCloud Road, Suite 300                                    of Manufacturing
Greensboro, North Carolina 27409

                 NAME AND ADDRESS OF                              POSITION WITH               AMOUNT AND NATURE OF       % OF
                   BENEFICIAL OWNER                                THE COMPANY                BENEFICIAL OWNERSHIP       CLASS
                ----------------------                   -------------------------------      --------------------       -----
Michael R. Harmon                                           Executive Vice President,                  112,430(9)         1.0 %
7736 McCloud Road, Suite 300                                Chief Financial Officer,
Greensboro, North Carolina 27409                             Treasurer and Secretary

Robert McCormack                                            Executive Vice President                   108,600(10)          *
980 Avenue of the Americas                                   and President -- Woven
New York, New York 10018                                        Division, Apparel
                                                                 Marketing Group
All directors and executive officers                                                                 1,579,746(5)        12.9 %
as a group (11 persons)

---------------

 * Less than one percent (1%).

(1) Based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission (the "SEC") on February 18, 1997 (the "Schedule 13G") by Citicorp. CVC is a wholly-owned subsidiary of Citibank, N.A.; Citibank, N.A. is a wholly-owned subsidiary of Citicorp. The Schedule 13G indicates that neither Citicorp nor Citibank, N.A. have any dispositive power or voting power with respect to any of the shares except through CVC. Excludes shares of Common Stock owned by employees of CVC, as to which CVC disclaims beneficial ownership.

(2) Based upon information contained in a Schedule 13G filed by FMR Corp. ("FMR"), a holding company, with the SEC on February 11, 1997, as amended on September 9, 1997 (the "Schedule 13G"). Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR and an investment adviser registered under the Investment Advisors Act of 1940 is the beneficial owner of these shares as a result of acting as investment adviser to various investment companies including Fidelity Low-Priced Stock Fund, an investment company registered under the Investment Company Act of 1940, which holds 884,000 of the shares. Members of the Edward C. Johnson, 3d family and trusts for their benefit own approximately 40% of the voting power of FMR. Through such ownership and the execution of a certain shareholders' voting agreement, members of the Johnson family, including Abigail Johnson, may be deemed to form a controlling group with respect to FMR. Edward C. Johnson, 3d, Chairman of FMR, and FMR through its control of Fidelity, each has sole power to dispose of the 1,284,100 shares. Neither FMR nor Edward C. Johnson, 3d has sole power to vote or direct the vote of any of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees.

(3) Based upon information contained in a Schedule 13G filed with the SEC on February 12, 1997 (the "Schedule 13G") by Dimensional Fund Advisors Inc. ("Dimensional"). The Schedule 13G indicates that Dimensional has sole dispositive power with respect to all of the shares, sole voting authority with respect to 441,800 of the shares, and no voting authority with respect to 205,200 of the shares.

(4) Includes 8,000 shares held by the Wiener Foundation, a not-for-profit corporation controlled by Mr. Wiener and his immediate family members.

(5) Includes shares subject to currently exercisable stock options as follows:
    Mr. Wiener -- 378,700; Mr. Abraham -- 6,000; Mr. Gillease -- 6,000; Mr.
    Holt -- 18,000; Mr. Jacobs -- 20,000; Mr. Mapel -- 8,000; Mr.
    Sherrill -- 11,000; Mr. Thomas -- 9,000; and all directors and executive officers of the Company as a group -- 608,700.

(6) Includes shares issued under and subject to the Company's 1996 Restricted Stock Plan (the "Restricted Stock Plan") as follows: Mr. Abraham -- 2,400; Mr. Gillease -- 3,392; Mr. Holt -- 2,400; Mr. Jacobs -- 2,400; Mr.
    Mapel -- 2,400; and Mr. Sherrill -- 3,392.

(7) Includes 500 shares held by Mr. Gillease's wife.

(8) Includes (i) 12,025 shares held by Mr. Blalock's wife, (ii) 100 shares held by Mr. Blalock's daughter, and (iii) 56,800 shares subject to currently exercisable stock options.

(9) Includes (i) 21,919 shares held by Mr. Harmon's wife, (ii) 17,000 shares held in a self-directed individual retirement account, (iii) 500 shares held in trust for the benefit of Mr. Harmon's daughter, with Mr. Blalock as trustee, and (iv) 59,600 shares subject to currently exercisable stock options.

(10) Includes 35,600 shares subject to currently exercisable stock options. Excludes 5,866 shares subject to currently exercisable stock options held by Mr. McCormack's wife, as to which Mr. McCormack disclaims beneficial ownership.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own greater than 10% of a registered class of the Company's equity securities to file certain reports ("Section 16 Reports") with the Securities and Exchange Commission with respect to ownership and changes in ownership of the Common Stock and other equity securities of the Company. Based solely on the Company's review of the Section 16 Reports furnished to the Company and written representations from certain reporting persons, all Section 16(a) requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that (i) Mr. Gillease failed to file a Form 4 for the month of January 1996 to report the open market purchase of 357 shares during such month, but such transaction was reported on a Form 5 for fiscal 1997, and
(ii) Mr. Blalock did not timely file a Form 4 in March 1997 to report his open market sale of 10,000 shares during February 1997 and the open market sale of 2,000 shares by his wife during February 1997.

                             EXECUTIVE COMPENSATION

     The following table summarizes compensation paid by the Company during fiscal 1995, 1996 and 1997 to the Company's Chairman of the Board, President and Chief Executive Officer and its other executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                             AWARDS            PAYOUTS
                                                  ANNUAL COMPENSATION                RESTRICTED   SECURITIES
                                                                   OTHER ANNUAL        STOCK      UNDERLYING    LTIP
                             FISCAL                                COMPENSATION       AWARD(S)     OPTIONS/    PAYOUTS
NAME AND PRINCIPAL POSITION   YEAR    SALARY($)   BONUS($)(1)         ($)(2)            ($)        SARS(#)       ($)
----------------------------------------------------------------------------------------------------------------------
Arthur C. Wiener               1997   $ 550,000    $ 377,000         $113,100              --             --     --
  Chairman of the Board,       1996     500,000      233,789           70,137              --      250,000(4)    --
  President and Chief          1995     500,000           --               --              --       15,000(5)    --
  Executive Officer

Robert McCormack               1997   $ 245,004    $  90,060         $ 27,018              --             --     --
  Executive Vice President     1996     232,502       63,480           19,044              --       75,000(4)    --
  and President -- Woven       1995     215,000           --               --              --        8,500(5)    --
  Division, Apparel
  Marketing Group

Charles A. Blalock             1997   $ 193,340    $  90,060         $ 27,018              --             --     --
  Executive Vice President     1996     181,671       63,480           19,044              --       75,000(4)    --
  of Manufacturing             1995     161,667           --               --              --        7,000(5)    --

Michael R. Harmon              1997   $ 193,340    $  90,060         $ 27,018              --             --     --
  Executive Vice President,    1996     181,671       63,480           19,044              --       75,000(4)
  Chief Financial Officer,     1995     158,333           --               --              --        7,000(5)
  Treasurer and Secretary

                              ALL OTHER
                             COMPENSATION
NAME AND PRINCIPAL POSITION     ($)(3)
---------------------------
Arthur C. Wiener                $3,654
  Chairman of the Board,         2,977
  President and Chief              624
  Executive Officer

Robert McCormack                $3,414
  Executive Vice President       3,529
  and President -- Woven           337
  Division, Apparel
  Marketing Group

Charles A. Blalock              $2,208
  Executive Vice President       2,325
  of Manufacturing                 253

Michael R. Harmon               $3,333
  Executive Vice President,      3,450
  Chief Financial Officer,         248
  Treasurer and Secretary

---------------

(1) Reflects cash bonuses accrued under the Company's Incentive Bonus Plan.

(2) Reflects deferred compensation incentive awards granted for fiscal 1997 and 1996 under the Company's Deferred Compensation Program, a non-qualified, unfunded plan established in fiscal 1994 by the Company under which certain key executives are awarded deferred compensation. The plan participants will only be vested in the current year award upon the completion of five years of service after the date of the award, upon normal retirement, upon involuntary termination for reasons other than violations of Company policies, theft or misappropriation of the Company's assets or performance of any act which harms the Company, or upon permanent and total disability or death, whichever occurs first. In the event of retirement, involuntary termination for reasons other than as described above, or disability, any unpaid deferred awards will be vested and paid upon the completion of five years after the date of the award. Upon the death of a participant, the Company has the option to either immediately pay the award to the participant's estate or pay the award upon the completion of five years after the date of the award.

(3) Includes the Company's contributions to its Savings and Profit Sharing Plan, a qualified defined contribution plan which covers all full time employees who have completed a certain minimum amount of service, and life insurance premiums paid by the Company with respect to term life insurance on the life of the named persons. Contributions to the Savings and Profit Sharing Plan for fiscal 1997 were as follows: Mr. Wiener -- $3,030; Mr.
    McCormack -- $3,030; Mr. Blalock -- $1,905; and Mr. Harmon -- $3,030; and for fiscal 1996, such contributions were as follows: Mr. Wiener -- $2,353; Mr. McCormack -- $3,165; Mr. Blalock -- $2,040; and Mr. Harmon -- $3,165. There were no such contributions made in fiscal 1995. Life insurance premiums paid by the Company with respect to term life insurance on the life of the named persons for fiscal 1997 were as follows: Mr. Wiener -- $624; Mr. McCormack -- $384; Mr. Blalock -- $303; and Mr. Harmon -- $303; for fiscal 1996 such premiums were as follows: Mr. Wiener -- $624; Mr.
    McCormack -- $364; Mr. Blalock -- $285; and Mr. Harmon -- $285; and for fiscal 1995 such premiums were as follows: Mr. Wiener -- $624; Mr.
    McCormack -- $337; Mr. Blalock -- $253; and Mr. Harmon -- $248.

(4) Reflects options to purchase shares of Common Stock granted to such persons under the Company's Amended and Restated 1989 Stock Option Plan (the "Stock Option Plan") in July 1996 at an exercise price of $10.375 per share. Such options vest at the rate of 20% of such options when the market price per share of the Common Stock equals or exceeds $15.00, $17.50, $20.00, $22.50 and $25.00.

(5) Reflects options to purchase shares of Common Stock granted to such persons under the Company's Stock Option Plan in November 1994 at an exercise price of $15.00 per share. Such options vest over a five-year period beginning November 2, 1995 at the rate of 20% per year. All of such options were cancelled and terminated in July 1996.

     The following table sets forth information for each of the persons named in the Summary Compensation Table with respect to the aggregate stock options exercised during the fiscal year ended September 27, 1997, and stock options held as of September 27, 1997.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF
                                                             SECURITIES             VALUE OF
                                                             UNDERLYING            UNEXERCISED
                                                             UNEXERCISED          IN-THE-MONEY
                                                             OPTIONS AT            OPTIONS AT
                                                              FY-END(#)           FY-END(#)(1)
                                SHARES                     ---------------    ---------------------
                             ACQUIRED ON       VALUE        EXERCISABLE/          EXERCISABLE/
NAME                         EXERCISE(#)    REALIZED($)     UNEXERCISABLE         UNEXERCISABLE
--------------------------   ------------   -----------    ---------------    ---------------------
Arthur C. Wiener                  --         $  --         375,700/156,000    $4,115,388/$1,436,250
Robert McCormack                  --            --           34,200/47,800          311,625/439,000
Charles A. Blalock              10,000          149,450      55,400/47,800          707,959/439,000
Michael R. Harmon                 --            --           58,200/47,800          760,305/439,000

---------------

(1) Based upon the closing price of the Common Stock of $19.625 on September 27, 1997, less the exercise price.

RETIREMENT PLAN

     The Company's Retirement Plan (the "Retirement Plan") covers all full-time employees who have completed at least 1,000 hours of service during a period of 12 consecutive months beginning on such employees' employment commencement date (or the anniversary thereof). The Retirement Plan recognizes credited service with Burlington for membership eligibility and vesting purposes only. Under the terms of the Retirement Plan (prior to its amendment effective April 1, 1992), employees contributed at the rate of 1.5% of the first $6,600 of compensation in a plan year and 3% of compensation in excess of $6,600, up to a compensation limit which was adjusted annually. The Company's contributions, if any, were determined annually on an actuarial basis. An employee's annual pension benefit payable at normal retirement date (the first day of the month following the month in which the employee's 65th birthday occurs) was equal to one-half of the employee's total contribution while a member of the Retirement Plan. Such benefit is payable in equal monthly installments for the life of the employee.

     A reduced pension benefit is payable upon (i) early retirement at or after age 55, (ii) death, (iii) disability, (iv) termination of employment after completing five years of vesting service, or (v) termination due to lack of work. Employees are always vested in their contributions. The normal form of benefit payment is a straight life annuity for unmarried employees and a (reduced) joint and survivor annuity for those who are married. Benefits may also be received at the employee's election in the form of a lump sum payment which is the present value of the employee's accrued benefit.

     Effective as of April 1, 1992, the Retirement Plan was amended to provide that employee contributions are neither required nor permitted. Under the revised plan, the amount of a participant's annual retirement benefits (to be paid in monthly installments) equals the sum of (i) the accrued benefit determined under the formula described above as of March 31, 1992, and (ii) (a) 1% of a participant's average annual compensation paid on and after April 1, 1992, plus (b) 0.5% of a participant's average annual compensation in excess of his or her social security covered compensation, multiplied by his or her years of service completed after March 31, 1992 (not in excess of 35 years). The compensation described in (ii) above was limited to $150,000 in fiscal 1997.

     The estimated annual benefits payable upon retirement at normal retirement age (assuming no increase in present salary levels) to the persons named in the Summary Compensation Table are as follows: Arthur C. Wiener -- $40,215; Robert McCormack -- $55,533; Charles A. Blalock -- $48,086 and Michael R.
Harmon -- $47,331.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Effective for fiscal 1994, the Company established a non-qualified, unfunded supplementary retirement plan under which the Company will pay supplemental pension benefits to key executives. The plan is intended to supplement retirement benefits received under the Retirement Plan and from Social Security. The amounts set forth in the table below represent total annual pension benefits received under the Supplemental Executive Retirement Plan, the Retirement Plan and Social Security which are payable monthly upon retirement at age 65 or older for the participant's lifetime. The pension benefits payable under the Supplemental Executive Retirement Plan are based on a straight life annuity and are reduced for both Social Security benefits and the annual benefit payable from the Retirement Plan. A discount of five percent per year is applied for retirement before age 65.

                               PENSION PLAN TABLE

                                                                  YEARS OF SERVICE
AVERAGE OF FINAL FIVE CONSECUTIVE     ------------------------------------------------------------------------
      YEARS OF COMPENSATION              5           10           15           20           25           30
---------------------------------     -------     --------     --------     --------     --------     --------
            $ 200,000                 $17,500     $ 35,000     $ 52,500     $ 70,000     $ 87,500     $105,000
              250,000                  21,875       43,750       65,625       87,500      109,375      131,250
              300,000                  26,250       52,500       78,750      105,000      131,250      157,500
              350,000                  30,625       61,250       91,875      122,500      153,125      183,750
              400,000                  35,000       70,000      105,000      140,000      175,000      210,000
              450,000                  39,375       78,750      118,125      157,500      196,875      236,250
              500,000                  43,750       87,500      131,250      175,000      218,750      262,500
              550,000                  48,125       96,250      144,375      192,500      240,625      288,750
              600,000                  52,500      105,000      157,500      210,000      262,500      315,000
              650,000                  56,875      113,750      170,625      227,500      284,375      341,250
              700,000                  61,250      122,500      183,750      245,000      306,250      367,500
              750,000                  65,625      131,250      196,875      262,500      328,125      393,750
              800,000                  70,000      140,000      210,000      280,000      350,000      420,000
              850,000                  74,375      148,750      223,125      297,500      371,875      446,250
              900,000                  78,750      157,500      236,250      315,000      393,750      472,500
              950,000                  83,125      166,250      249,375      332,500      415,625      498,750

     The average of the final five consecutive years of compensation includes the participant's salary and bonus. The persons named in the Summary Compensation Table have each been credited with approximately ten years of service. The net pension cost for fiscal 1997 was $241,025 for approximately thirty employees currently participating in the Supplemental Executive Retirement Plan.

SEVERANCE PLAN

     Under the Company's Severance Plan, the Company makes payroll severance payments and vacation severance payments to eligible full-time salaried employees who are involuntarily terminated from the Company. The right to receive payroll severance benefits does not vest until termination of employment, as determined by eligibility and benefit schedules in effect on the date of termination, which may be changed by the Company at any time. Vacation severance payments are based upon a person's length of continuous employment with the Company, less vacation taken during the calendar year. If a Company facility is sold as an ongoing business, an employee of such facility remaining employed by the Company until the effective date of such sale is eligible for severance benefits if such employee (i) is not offered employment by the purchaser or successor employer or (ii) refuses an offer of employment in a less than comparable position or for less than a substantially equivalent base salary. Employees who continue to be employed by the successor entity are not eligible for severance benefits.

     As of September 27, 1997, the persons named in the Summary Compensation Table were eligible to receive the following amounts in the event of involuntary termination: Arthur C. Wiener -- $250,000; Robert McCormack -- $81,668; Charles
A. Blalock -- $140,000; and Michael R. Harmon -- $140,000.

COMPENSATION OF DIRECTORS

     Pursuant to the Company's Restricted Stock Plan and Stock Option Plan, each of the Company's directors who is not an employee of the Company makes an irrevocable election (i) to receive annually and at the time such person becomes a director either (a) options to purchase up to 2,000 shares of Common Stock granted under the Company's Stock Option Plan or (b) 1,200 shares of Common Stock issued pursuant to the Company's Restricted Stock Plan, and (ii) on or prior to December 1 of each calendar year or at the time such person becomes a director, to receive all of his or her annual director's fee, beginning for the 1997 calendar year, (a) in cash in the amount of $20,000, or (b) in the form of a grant of stock options to purchase up to 2,500 shares of Common Stock under the Company's Stock Option Plan, or (c) in the form of a combination of $10,000 in cash plus an amount of shares of Common Stock issued under the Restricted Stock Plan having an aggregate fair market value on the date of issuance equal to $15,000; PROVIDED, HOWEVER, that in the event any person makes such election at the time he or she becomes a director, such non-employee director shall receive a PRO RATA portion of his or her annual director's fee (whether in cash, stock options granted under the Stock Option Plan or a combination of cash and shares of Common Stock issued under the Restricted Stock Plan) based upon the remaining portion of the calendar year in which such person becomes a director. In addition, each non-employee director receives $1,000 for each Board committee meeting attended (other than for a Board committee meeting held on the same date as a meeting of the Board of Directors). During fiscal 1997, each of Messrs. Abraham, Gillease, Holt, Jacobs, Mapel and Sherrill were issued 2,400 shares of Common Stock under the Restricted Stock Plan. In addition, the Company paid to each of Messrs. Abraham, Gillease, Holt, Jacobs, Mapel and Sherrill $18,717 in payment of a portion of their income tax liability as a result of receiving such shares under the Restricted Stock Plan. In February 1997, Mr. Thomas was granted options under the Stock Option Plan to purchase 2,000 shares of Common Stock at an exercise price of $18.375 per share. Messrs. Abraham, Holt, Jacobs and Mapel each received an annual director's fee of $20,000 and, in lieu of such annual cash director's fee, (i) Mr. Thomas was granted options in January 1997 to purchase up to 2,500 shares of Common Stock under the Company's Stock Option Plan and Messrs. Gillease and Sherrill each received, in January 1997, a combination of $10,000 in cash and 992 shares of Common Stock issued under the Restricted Stock Plan.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is composed of three non-employee directors and has general oversight, review and approval responsibilities with respect to the compensation of the Company's executive officers. The Committee has on occasion engaged an independent consultant to assist it in carrying out its duties, particularly as such duties relate to the structure and competitive positioning of the Company's compensation program.

     The Company's executive compensation program is designed to attract and retain qualified executives with competitive levels of compensation that are related to performance goals and which recognize individual initiative and accomplishments. The principal components of the Company's executive compensation program are fixed compensation in the form of base salary, variable compensation in the form of annual cash incentive bonuses, stock options and awards under the Company's Deferred Compensation Program. The Company does not have employment agreements with any of its executive officers or other employees.

     BASE SALARY. Mr. Wiener, the Company's Chairman of the Board, President and Chief Executive Officer, makes recommendations to the Committee regarding the base salaries of all executive officers. Following the Committee's discussion, review and, if necessary, modification of such recommendations, the base salaries of all executive officers are approved by the Committee. The Committee considers various factors in its review, including the executive officer's job responsibilities and performance, experience and years of service with the Company, the business outlook for the Company and a comparison of base salaries for comparable positions at other textile manufacturing and general industrial companies of approximately the same size based on revenues. The Committee believes that base salaries of executive officers are competitive with respect to such group of companies. Salary adjustments are based on an annual evaluation of the performance of the Company and each executive officer, and take into account any new responsibilities of the executive.

     ANNUAL INCENTIVE BONUS. The Company has an Incentive Bonus Plan (the "Incentive Plan"), pursuant to which incentive cash bonuses are payable annually to executive officers and certain other key employees based upon the amount by which the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") for each fiscal year exceed established targets and, in some cases, certain specific performance criteria for individual participants. The performance criteria are based upon the Company achieving measurable performance goals in a participant's principal area of responsibility, such as marketing and manufacturing goals. Under the Incentive Plan, a significant portion of each participant's total compensation is at risk and is dependent upon the Company's overall financial performance and such participant's individual accomplishments.

     The Incentive Plan is reviewed annually by the Committee and is thereafter presented, with the Committee's recommendations, to the Company's Board of Directors for its approval. The initial recommendation of targeted EBITDA levels is made at the beginning of each fiscal year by the Chairman of the Board, President and Chief Executive Officer of the Company and, following discussion, review and, at times, modification, is approved by the Committee and the Board of Directors. In addition, the aggregate amount available to be paid under the Incentive Plan is approved by the Committee and the Board of Directors and is increased by specified percentages as the amount the Company's actual EBITDA exceeds the established target level up to a certain prescribed maximum. The Chairman of the Board, President and Chief Executive Officer designates, at the beginning of each fiscal year, the maximum percentage (the "incentive percentage") of the bonus that each participant may receive if the Company's EBITDA equals or exceeds the established target level. In addition, with respect to certain participants, their right to receive a portion of such incentive percentage is dependent upon achieving the performance criteria established for such participants, as described above. Such incentive percentages are reviewed and approved by the Committee. In the event the Company does not achieve the threshold level of EBITDA for the fiscal year, the executive officers of the Company and the other participants in the Incentive Plan, with the exception of the Chairman of the Board, President and Chief Executive Officer, may be awarded a cash amount based on specific performance criteria, as recommended by the Chairman of the Board, President and Chief Executive Officer and approved by the Committee.

     In addition, the Company has a Deferred Compensation Program (the "Deferred Plan"), a non-qualified, unfunded plan under which executive officers and other key executives receive annually a deferred compensation award. Under the Deferred Plan, which was approved by the Company's Board of Directors upon the Committee's recommendations, an aggregate amount available to be awarded annually under the Deferred Plan was established (the "deferred pool"). Each executive is entitled to receive an annual deferred compensation award in an amount equal to 30% of the amount of such executive's incentive cash bonus award under the Incentive Plan for such year. In the event that the aggregate amount of all deferred compensation awards as calculated in accordance with such formula exceeds the amount of the deferred pool, the amount of each executive's deferred compensation award will be reduced pro rata so that all such awards do not exceed the amount of the deferred pool. Participants in the Deferred Plan will only be vested in the current year award upon the completion of five years of service after the date of the award, upon normal retirement, upon involuntary termination for reasons other than violations of Company policies, theft or misappropriation of the Company's assets or performance of any act which harms the Company, or upon permanent and total disability or death, whichever occurs first. In the event of retirement, involuntary termination for reasons other than as described above, or disability, any unpaid deferred awards will be vested and paid upon the completion of five years after the date of the award. Upon the death of a participant, the Company has the option to either immediately pay the award to the participant's estate or pay the award upon the completion of five years after the date of the award.

     STOCK OPTIONS. The Committee believes that the significant equity interests in the Company held by the Company's executive officers have served to link the interests of the executives with those of the stockholders. Under the Company's Stock Option Plan, options to purchase shares of Common Stock may be granted to the executive officers of the Company. The Committee believes that the grant of stock options will continue as an important component of the Company's executive compensation program.

     In July 1996, the Committee approved a new stock option program designed to focus the efforts of the Company's management team and other key employees towards enhancing stockholder value. The intent of this special program is to signal to the Company's executive officers, other members of the management team and other key employees that, while they had performed exceptionally well in the past, the benefits to be derived from the receipt of stock options in the future should be tied to the market price of the Company's Common Stock in order to promote the creation of stockholder value. As a result, the decision was made to grant stock options under the Stock Option Plan to the executive officers and other members of the Company's management team and its key employees which would vest upon the market price per share of the Company's Common Stock achieving certain levels; the

Company's option grants in the past provided for vesting over time. During fiscal 1997, no stock options were granted to any of the executive officers named in the Summary Compensation Table.

     CHIEF EXECUTIVE OFFICER COMPENSATION. Compensation for Mr. Wiener, the Company's Chairman of the Board, President and Chief Executive Officer, is generally established in accordance with the principles described above. The Committee reviews Mr. Wiener's performance and establishes his base salary considering the various factors described above for executive officers. The amount of Mr. Wiener's annual incentive cash bonus under the Incentive Plan is based upon whether the Company's overall performance meets or exceeds targets established in the Company's business plan which is approved by the Board of Directors at the beginning of each fiscal year. Mr. Wiener's base salary increased by $50,000 for fiscal 1997 as compared to fiscal 1996 and fiscal 1995. The amount of his annual incentive cash bonus has fluctuated depending upon the EBITDA levels achieved by the Company.

                              The Compensation Committee of the Board of
                              Directors

                              Lee Abraham
                              Paul G. Gillease
                              William deR. Holt

                             PERFORMANCE COMPARISON

     The following graph compares, from October 2, 1992, the cumulative total stockholder return on the Common Stock with the cumulative total returns of the S&P 500 Index and a peer group. The graph assumes that the value of the investment in the Common Stock and each index was $100 on October 2, 1992 and that all dividends were reinvested.

     The peer group is comprised of the following domestic textile manufacturers: Burlington Industries, Inc.; Cone Mills Corporation, Inc.; Delta Woodside Industries, Inc.; Dyersburg Corporation; Forstmann & Company, Inc.; Guilford Mills, Inc.; Lida Inc. (which is included in the peer group until August 31, 1995, the date the securities of Lida Inc. ceased trading); Springs Industries, Inc.; and Texfi Industries, Inc. The return of each Company in the peer group has been weighted according to its respective stock market capitalization. Data for the graph were provided by Standard & Poor's Compustat Services, Inc.

             [GRAPH APPEARS BELOW WITH THE FOLLOWING PLOT POINTS:]

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    GALEY & LORD, INC., S&P 500 & PEER GROUP

               BASE PERIOD
               SEPT. 1992  SEPT. 1993  SEPT. 1994  SEPT. 1995  SEPT. 1996  SEPT. 1997
GALEY & LORD     $100.00     $96.74     $176.26     $119.57     $111.96     $164.13
S & P 500        $100.00    $113.00     $117.17     $152.02     $182.93     $256.92
PEER GROUP       $100.00     $97.58      $87.54      $92.44      $83.33     $113.89

                              RELATED TRANSACTIONS

     The law firm of Rosenman & Colin LLP, New York, New York, of which Howard
S. Jacobs, a director of the Company, is a member, has acted as counsel to the Company since March 1994. Legal fees for services rendered by Rosenman & Colin LLP to the Company during the fiscal year ended September 27, 1997 did not exceed 5% of the revenues of such firm for its most recent fiscal year.

        PROPOSAL 2 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of its Audit Committee, has selected Ernst & Young LLP as independent auditors to audit and report upon the consolidated financial statements of the Company for the 1998 fiscal year and is submitting this matter to the stockholders for their ratification. Ernst & Young LLP served as the Company's independent auditors in fiscal 1997 and in prior years. Assuming a quorum is present, a vote of a majority of the votes cast at the Meeting, in person or by proxy, is required for the ratification of the selection of Ernst & Young LLP. Abstentions and broker non-votes are not counted as votes cast. If stockholders do not ratify the selection of Ernst & Young LLP, the Board of Directors will consider other independent auditors. Representatives of the firm of Ernst & Young LLP will be present at the Meeting to make a statement if they desire to do so and to be available to respond to appropriate questions that may be asked by stockholders.

                                 ANNUAL REPORT

     All stockholders of record as of December 22, 1997 are concurrently being sent a copy of the Company's Annual Report for the fiscal year ended September 27, 1997 which contains audited financial statements of the Company for the fiscal years ended September 30, 1995, September 28, 1996, and September 27, 1997.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals must be received by September 11, 1998 in order to be considered for inclusion in proxy materials distributed in connected with the next annual meeting of stockholders.

                                 MISCELLANEOUS

     As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matter to be brought before the Meeting. However, if any other matters not mentioned in the Proxy Statement are brought before the Meeting or any adjournments thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote proxies given in said form or otherwise act, in respect of such matters, in accordance with their best judgment.

     All of the costs and expenses in connection with the solicitation of proxies with respect to the matters described herein will be borne by the Company. In addition to solicitation of proxies by use of the mails, directors, officers and employees (who will receive no compensation therefor in addition to their regular remuneration) of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request instructions for voting the proxies. The Company may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL OWNER OF COMMON STOCK ON THE RECORD DATE, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 27, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO MICHAEL R. HARMON, SECRETARY, GALEY & LORD, INC., P.O. BOX 35528, GREENSBORO, NORTH CAROLINA 27425.

     It is important that proxies be returned promptly. Stockholders are, therefore, urged to fill in, date, sign and return the Proxy immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.

                                         By order of the Board of Directors

                                         /s/ Michael R. Harmon
                                         MICHAEL R. HARMON
                                         SECRETARY

January 9, 1998

P                              GALEY & LORD, INC.
R
O        ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 10, 1998
X
Y         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints Arthur C. Wiener and Michael R. Harmon, or either of them acting singly in the absence of the other, with the power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of Galey & Lord, Inc. (the "Company") held of record by the undersigned on December 22, 1997 at the Annual Meeting of Stockholders to be held at Club 101, 101 Park Avenue, New York, New York 10178, on February 10, 1998, at 10:30 A.M., Local Time, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

    1.  The election of eight directors nominated by the Board of Directors:

[ ] FOR all nominees listed below      [ ] WITHHOLD AUTHORITY to vote for
    (except as indicated below)            the nominees listed below

ARTHUR C. WIENER, LEE ABRAHAM, PAUL G. GILLEASE, WILLIAM deR. HOLT, HOWARD S. JACOBS, WILLIAM M.R. MAPEL, STEPHEN C. SHERRILL and DAVID F. THOMAS

(INSTRUCTION: To withhold authority to vote for any individual nominee or nominees write such nominee's or nominees' names in the space provided below.)

----------------------------------------------------------------------------

    2. The ratification of the selection of Ernst & Young LLP as independent auditors of the Company for the 1998 fiscal year.

                   [ ] FOR           [ ] AGAINST          [ ] ABSTAIN

    3. Upon such other business as may properly come before the Meeting or any adjournment thereof.

    This proxy, when properly executed, will be
voted as directed. If no direction is indicated,
the proxy will be voted (i) FOR the election of
the eight named individuals as directors and
(ii) FOR the ratification of the selection of
Ernst & Young LLP as independent auditors of the
Company for the 1998 fiscal year.
    The undersigned hereby acknowledges receipt
of the Notice of Annual Meeting of Stockholders
to be held on February 10, 1998 and the Proxy
Statement, dated January 9, 1998, prior to the
signing of this proxy.                   Dated: __________________________, 1998
                                         _______________________________  (L.S.)
                                         _______________________________  (L.S.)
                                         _______________________________  (L.S.)

                                         Please sign your name exactly as it
                                         appears hereon. When signing as
                                         attorney, executor, administrator,
                                         trustee or guardian, please give your
                                         full title as it appears hereon. When
                                         signing as joint tenants, all parties
                                         in the joint tenancy must sign. When a
                                         proxy is given by a corporation, it
                                         should be signed by an authorized
                                         officer and the corporate seal affixed.
                                         No postage is required if returned in
                                         the enclosed envelope and mailed in the
                                         United States.

                                          PLEASE SIGN, DATE AND MAIL THIS PROXY
                                          IMMEDIATELY IN THE ENCLOSED ENVELOPE.